Exhibit 24

Power of Attorney

We the undersigned officers and/or directors of Chemtura Corporation, hereby constitute and appoint Stephen C. Forsyth and Billie S. Flaherty and each of them our true and lawful attorneys in fact with full power of substitution to sign and file with the U.S. Securities and Exchange Commission the Annual Report on Form 10-K of Chemtura Corporation for the fiscal year ended December 31, 2013, and any and all amendments and other filings or documents related thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on February 24, 2014.

/s/ Craig A. Rogerson	/s/ Jeffrey D. Benjamin
Craig A. Rogerson Principal Executive Officer Chairman of the Board President, Chief Executive Officer and Director	Jeffrey D. Benjamin Director

/s/ Timothy J. Bernlohr	/s/ Anna C. Catalano
Timothy J. Bernlohr Lead Director	Anna C. Catalano Director

/s/ James W. Crownover	/s/ Robert A. Dover
James W. Crownover Director	Robert A. Dover Director

/s/ Jonathan F. Foster	/s/ John K. Wulff
Jonathan F. Foster Director	John K. Wulff Director